Exhibit 10.4

SECOND AMENDMENT TO CONSOLIDATION AGREEMENT

This is the Second Amendment to Consolidation Agreement which was dated as of May 13, 1993 (“Consolidation Agreement”) by and among Clayton W. Williams, Jr. (“Williams”), Clayton Williams Energy, LLC (“CWEL”), Clayton Williams Partnership, Ltd. (“Williams Partnership”), Prospectors Gas Ltd. (“Prospectors”), Clajon Holding Corporation (“CHC”), Clajon Industrial Gas, Inc. (“Clajon Industrial”), Williams International, Inc. (“Williams Int’l”), Warrior Gas Co. (“Warrior”) and Clayton Williams Energy, Inc. (“CWEI”).

WHEREAS, since the execution of the Consolidation Agreement, CWEL, Prospectors, Williams International, Inc. and various other original parties have either been merged into CWEI or dissolved.

WHEREAS, the parties hereto have agreed to amend the Consolidation Agreement which amendment has been approved by the Audit Committee of CWEI on March 24, 2004.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1.  Future Activities Relating to the Excluded Properties.  The provisions of paragraph 12(a) of the Consolidation Agreement are hereby deleted and the following is substituted in lieu thereof:

12(a)                      The Company hereby acknowledges that following the Effective Date certain of the Williams Entities and Mr. Williams will continue to own the properties and assets identified in Exhibit F attached hereto (the “Excluded Properties”) and the Company will not have any interest therein, except as provided in this Section 12.  The Williams Entities may conduct activities following the Effective Date on that portion of the Excluded Properties which consists of developed acreage currently producing oil and gas and undeveloped acreage held by production (“Unrestricted Acreage”).  For purposes hereof, Unrestricted Acreage shall also include (w) mineral interests underlying farms, ranches or other surface enterprises where a mineral interest is acquired by virtue of the acquisition of the surface estate, and in which the interest in the land was acquired, before or after the Effective Date, primarily for a surface activity, (x) producing undivided mineral interests or leasehold interests in land in which an undivided mineral or leasehold interest is owned by Mr. Williams or a Williams Entity on the date hereof, (y) minerals or leases acquired on lands in which Mr. Williams or a Williams Entity had a leasehold interest and has existing liabilities with respect to such lands to plug or re-plug abandoned wellbores and (z) minerals or leases acquired after the Effective Date under land in which Mr. Williams or a Williams Entity owns the surface and the primary use is a surface activity.  With respect to that portion of the Excluded Properties which consists of undeveloped acreage not held by production or undeveloped mineral interests (the “Restricted Acreage”), the Williams Entities may conduct only such activities thereon as are permitted under the terms of Section 12(b) hereof.  In addition, the Williams Entities may sell or otherwise dispose of their interests in the Restricted Acreage (the “Option Property”) only in accordance with the terms of Section 12(c) hereof (provided, however, that nothing contained in this Section 12 shall (i) prohibit the sale or other disposition of any Option Property pursuant to any judicial order, legal process, execution or attachment if such sale or other disposition is effected without the consent or concurrence of the Williams Entities or (ii) prohibit the sale of mineral interests solely in connection with a sale of the surface estate with which such mineral interests are associated.)

2.                                       Ratification.  The parties hereto ratify and confirm the Consolidation Agreement as amended herein.

Executed this 19th day of May to be effective the 24th day of March, 2004.

/s/ Clayton W. Williams, Jr.
Clayton W. Williams, Jr.

Clayton Williams Energy, Inc.

By:	/s/ L. Paul Latham
L. Paul Latham Vice President

Warrior Gas Co.

By:	/s/ L. Paul Latham
L. Paul Latham Vice President

Clayton Williams Partnership, Ltd.
By:	CWPL Co., Inc., its general partner

By:	/s/ L. Paul Latham
L. Paul Latham Vice President

Clajon Industrial Gas, Inc.

By:	/s/ L. Paul Latham
L. Paul Latham Vice Chairman of Board of Directors

Clajon Production Corporation

By:	/s/ L. Paul Latham
L. Paul Latham Vice President

Clajon Holding Corporation

By:	/s/ L. Paul Latham
L. Paul Latham Vice President